Exhibit 77Q1 - Additional Items

Item 15
Foreign Sub-Custodian Network for J.P. Morgan Chase Bank
MARKET	SUBCUSTODIAN

HSBC Bank Argentina S.A. Avenida Martin Garcia 464, 2nd Floor C1106ABJ Buenos Aires ARGENTINA
ARGENTINA
JPMorgan Chase Bank, N.A.** Level 19, 55 Collins Street Melbourne 3000 AUSTRALIA
AUSTRALIA
UniCredit Bank Austria AG Julius Tandler Platz - 3 A-1090 Vienna AUSTRIA
AUSTRIA
HSBC Bank Middle East Limited 1st Floor, Building No 2505, Road No 2832 Al Seef 428 BAHRAIN
BAHRAIN
Standard Chartered Bank Portlink Tower Level-6, 67 Gulshan Avenue Gulshan Dhaka -1212 BANGLADESH
BANGLADESH
BNP Paribas Securities Services S.C.A. Boulevard Louis Schmidt 2 3rd Floor 1040 Brussels BELGIUM
BELGIUM
HSBC Bank Bermuda Limited 6 Front Street Hamilton HM 11 BERMUDA
BERMUDA
Standard Chartered Bank Botswana Limited 5th Floor, Standard House P.O. Box 496 Queens Road, The Mall Gaborone BOTSWANA
BOTSWANA
J.P. Morgan S.A. DTVM** Rua Dr. Renato Paes de Barros, 1017, Floor 9 Sao Paulo SP 04530-001 BRAZIL
BRAZIL
Citibank Europe plc Serdika Offices 10th Floor 48 Sitnyakovo Blvd Sofia 1505 BULGARIA
BULGARIA
Canadian Imperial Bank of Commerce Commerce Court West Security Level Toronto Ontario M5L 1G9 CANADA Royal Bank of Canada 155 Wellington Street West, 2nd Floor Toronto Ontario M5V 3L3 CANADA
CANADA
Banco Santander Chile Bandera 140, Piso 4 Santiago CHILE
CHILE
HSBC Bank (China) Company Limited 33/F, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong Shanghai 200120 THE PEOPLE'S REPUBLIC OF CHINA
CHINA A-SHARE
HSBC Bank (China) Company Limited 33/F, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong Shanghai 200120 THE PEOPLE'S REPUBLIC OF CHINA
CHINA B-SHARE
HSBC Bank (China) Company Limited 33/F, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong Shanghai 200120 THE PEOPLE'S REPUBLIC OF CHINA
CHINA CONNECT
CorpBanca Investment Trust Colombia S.A. Carrera 7 No. 99-53, Piso 18 Bogota COLOMBIA
COLOMBIA
Banco BCT, S.A. 150 Metros Norte de la Catedral Metropolitana Edificio BCT San Jose COSTA RICA
*COSTA RICA*
Privredna Banka Zagreb d.d. Radnicka cesta 50 10000 Zagreb CROATIA
CROATIA
HSBC Bank plc 109-111, Messogian Ave. 115 26 Athens CYPRUS
CYPRUS
UniCredit Bank Czech Republic and Slovakia, a.s. BB Centrum - FILADELFIE Zeletavska 1525-1 140 92 Prague 1 CZECH REPUBLIC
CZECH REPUBLIC
Nordea Bank Danmark A/S Christiansbro Strandgade 3 P.O. Box 850 DK-0900 Copenhagen C DENMARK
DENMARK
Citibank, N.A. 4 Ahmed Pasha Street Garden City Cairo EGYPT
EGYPT
Swedbank AS Liivalaia 8 15040 Tallinn ESTONIA
ESTONIA
Nordea Bank Finland Plc Aleksis Kiven katu 3-5 FIN-00020 NORDEA Helsinki FINLAND
FINLAND
BNP Paribas Securities Services S.C.A. Les Grands Moulins de Pantin 9, rue du Debarcadere 93500 Pantin FRANCE
FRANCE
Deutsche Bank AG Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn GERMANY J.P. Morgan AG#** Junghofstrasse 14 60311 Frankfurt GERMANY # Custodian for local German custody clients only.
GERMANY
Standard Chartered Bank Ghana Limited Accra High Street P.O. Box 768 Accra GHANA
GHANA
HSBC Bank plc Messogion 109-111 11526 Athens GREECE
GREECE
JPMorgan Chase Bank, N.A.** 48th Floor, One Island East 18 Westlands Road, Quarry Bay HONG KONG
HONG KONG
Deutsche Bank AG Hold utca 27 H-1054 Budapest HUNGARY
HUNGARY
Islandsbanki hf. Kirkjusandur 2 IS-155 Reykjavik ICELAND
*ICELAND*
JPMorgan Chase Bank, N.A.** 6th Floor, Paradigm ´B' Wing Mindspace, Malad (West) Mumbai 400 064 INDIA
INDIA
Deutsche Bank AG Deutsche Bank Building 80 Jl. Inman Bonjol Jakarta 10310 INDONESIA
INDONESIA
JPMorgan Chase Bank, N.A.** 25 Bank Street, Canary Wharf London E14 5JP UNITED KINGDOM
IRELAND
Bank Leumi le-Israel B.M. 35, Yehuda Halevi Street 65136 Tel Aviv ISRAEL
ISRAEL
BNP Paribas Securities Services S.C.A. Via Asperto, 5 20123 Milan ITALY
ITALY
Mizuho Bank, Ltd. 4-16-13, Tsukishima Chuo-ku Tokyo 104-0052 JAPAN The Bank of Tokyo-Mitsubishi UFJ, Limited 1-3-2 Nihombashi Hongoku-cho Chuo-ku Tokyo 103-0021 JAPAN
JAPAN
Standard Chartered Bank Shmeissani Branch Al-Thaqafa Street Building # 2 P.O.BOX 926190 Amman - 11110 Jordan JORDAN
*JORDAN*
JSC Citibank Kazakhstan Park Palace, Building A, Floor 2 41 Kazybek Bi Almaty 050010 KAZAKHSTAN
KAZAKHSTAN
Standard Chartered Bank Kenya Limited Chiromo 48 Westlands Road Nairobi 00100 KENYA
KENYA
HSBC Bank Middle East Limited Kuwait City, Qibla Area Hamad Al-Saqr Street, Kharafi Tower G/1/2 Floors Safat 13017 KUWAIT
KUWAIT
Swedbank AS Balasta dambis 1a Riga LV-1048 LATVIA
LATVIA
HSBC Bank Middle East Limited HSBC Main Building Riad El Solh, P.O. Box 11-1380 1107-2080 Beirut LEBANON
LEBANON
AB SEB Bankas 12 Gedimino pr. LT 2600 Vilnius LITHUANIA
LITHUANIA
BNP Paribas Securities Services S.C.A. 33, Rue de Gasperich L-5826 Hesperange LUXEMBOURG
LUXEMBOURG
Standard Bank Limited, Malawi 1st Floor Kaomba House Cnr Glyn Jones Road & Victoria Avenue Blantyre MALAWI
*MALAWI*
HSBC Bank Malaysia Berhad 2 Leboh Ampang 12th Floor, South Tower 50100 Kuala Lumpur MALAYSIA
MALAYSIA
The Hongkong and Shanghai Banking Corporation Limited HSBC Centre 18 Cybercity Ebene MAURITIUS
MAURITIUS
Banco Nacional de Mexico, S.A. Act. Roberto Medellin No. 800 3er Piso Norte Colonia Santa Fe 01210 Mexico, D.F. MEXICO
MEXICO
Societe Generale Marocaine de Banques 55 Boulevard Abdelmoumen Casablanca 20100 MOROCCO
MOROCCO
Standard Bank Namibia Limited Mutual Platz Cnr. Stroebel and Post Streets P.O.Box 3327 Windhoek NAMIBIA
NAMIBIA
BNP Paribas Securities Services S.C.A. Herengracht 595 1017 CE Amsterdam NETHERLANDS
NETHERLANDS
JPMorgan Chase Bank, N.A.** Level 13, 2 Hunter Street Wellington 6011 NEW ZEALAND
NEW ZEALAND
Stanbic IBTC Bank Plc Plot 1712 Idejo Street Victoria Island Lagos NIGERIA
NIGERIA
Nordea Bank Norge ASA Essendropsgate 7 PO Box 1166 NO-0107 Oslo NORWAY
HSBC Bank Oman S.A.O.G. 2nd Floor Al Khuwair PO Box 1727 PC 111 Seeb OMAN
OMAN
Standard Chartered Bank (Pakistan) Limited P.O. Box 4896 Ismail Ibrahim Chundrigar Road Karachi 74000 PAKISTAN
PAKISTAN
HSBC Bank Middle East Limited Jaffa Street P.O. Box 2067 Amman PALESTINIAN AUTONOMOUS AREA
*PALESTINIAN TERRITORIES*
Citibank del Peru S.A. Av. Canaval y Moreryra 480 Piso 4 San Isidro, Lima 27 PERU
PERU
The Hongkong and Shanghai Banking Corporation Limited 7/F HSBC Centre 3058 Fifth Avenue West Bonifacio Global City 1634 Taguig City PHILIPPINES
PHILIPPINES
Bank Handlowy w. Warszawie S.A. ul. Senatorska 16 00-923 Warsaw POLAND
POLAND
BNP Paribas Securities Services S.C.A. Avenida D.João II, Lote 1.18.01, Bloco B, 7° andar 1998-028 Lisbon PORTUGAL
PORTUGAL
HSBC Bank Middle East Limited 2nd Floor, Ali Bin Ali Tower Building 150 (Airport Road) PO Box 57 Doha QATAR
QATAR
Citibank Europe plc 145 Calea Victoriei 1st District 010072 Bucharest ROMANIA
ROMANIA
J.P. Morgan Bank International (Limited Liability Company)** 10, Butyrsky Val White Square Business Centre Floor 12 Moscow 125047 RUSSIA
RUSSIA
HSBC Saudi Arabia Limited 2/F HSBC Building Olaya Road, Al-Murooj Riyadh 11413 SAUDI ARABIA
SAUDI ARABIA
Unicredit Bank Srbija a.d. Airport City Belgrade Omladinskih Brigada 88 11070 Belgrade SERBIA
SERBIA
DBS Bank Ltd 10 Toh Guan Road DBS Asia Gateway, Level 04-11 (4B) 608838 SINGAPORE
SINGAPORE
UniCredit Bank Czech Republic and Slovakia, a.s. Sancova 1/A SK-813 33 Bratislava SLOVAK REPUBLIC
SLOVAK REPUBLIC
UniCredit Banka Slovenija d.d. Smartinska 140 SI-1000 Ljubljana SLOVENIA
SLOVENIA
FirstRand Bank Limited 1 Mezzanine Floor, 3 First Place, Bank City Cnr Simmonds and Jeppe Streets Johannesburg 2001 SOUTH AFRICA
SOUTH AFRICA
Standard Chartered Bank Korea Limited 47 Jongro, Jongro -Gu Seoul 110-702 SOUTH KOREA
SOUTH KOREA
Santander Securities Services, S.A. Ciudad Grupo Santander Avenida de Cantabria, s/n Edificio Ecinar, planta baja Boadilla del Monte 28660 Madrid SPAIN
SPAIN
The Hongkong and Shanghai Banking Corporation Limited 24 Sir Baron Jayatillaka Mawatha Colombo 1 SRI LANKA
SRI LANKA
Nordea Bank AB (publ) Hamngatan 10 SE-105 71 Stockholm SWEDEN
SWEDEN
UBS AG 45 Bahnhofstrasse 8021 Zurich SWITZERLAND
SWITZERLAND
JPMorgan Chase Bank, N.A.** 8th Floor, Cathay Xin Yi Trading Building No. 108, Section 5, Xin Yi Road Taipei 11047 TAIWAN
TAIWAN
Stanbic Bank Tanzania Limited Stanbic Centre Corner Kinondoni and A.H.Mwinyi Roads P.O. Box 72648 Dar es Salaam TANZANIA
*TANZANIA*
Standard Chartered Bank (Thai) Public Company Limited 14th Floor, Zone B Sathorn Nakorn Tower 90 North Sathorn Road Bangrak Silom, Bangrak Bangkok 10500 THAILAND
THAILAND
Republic Bank Limited 9-17 Park Street Port of Spain TRINIDAD AND TOBAGO
TRINIDAD AND TOBAGO
Banque Internationale Arabe de Tunisie, S.A. 70-72 Avenue Habib Bourguiba P.O. Box 520 Tunis 1000 TUNISIA
TUNISIA
Citibank A.S. Inkilap Mah., Yilmaz Plaza O. Faik Atakan Caddesi No: 3 34768 Umraniye- Istanbul TURKEY
TURKEY
Standard Chartered Bank Uganda Limited 5 Speke Road P.O. Box 7111 Kampala UGANDA
UGANDA
PJSC Citibank 16-g Dymyrova Street 03150 Kiev UKRAINE
*UKRAINE*
HSBC Bank Middle East Limited Emaar Square, Level 4, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES
UNITED ARAB EMIRATES - ADX
HSBC Bank Middle East Limited Emaar Square, Level 4, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES
UNITED ARAB EMIRATES - DFM
HSBC Bank Middle East Limited Emaar Square, Level 4, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES
UNITED ARAB EMIRATES - NASDAQ DUBAI
JPMorgan Chase Bank, N.A.** 25 Bank Street, Canary Wharf London E14 5JP UNITED KINGDOM Deutsche Bank AG Depository and Clearing Centre 10 Bishops Square London E1 6EG UNITED KINGDOM
UNITED KINGDOM
JPMorgan Chase Bank, N.A.** 4 New York Plaza New York NY 10004 UNITED STATES
UNITED STATES
Banco Itaú Uruguay S.A. Zabala 1463 11000 Montevideo URUGUAY
URUGUAY
Citibank, N.A. Avenida Casanova Centro Comercial El Recreo Torre Norte, Piso 19 Caracas 1050 VENEZUELA
VENEZUELA
HSBC Bank (Vietnam) Ltd. Centre Point 106 Nguyen Van Troi Street Phu Nhuan District Ho Chi Minh City VIETNAM
VIETNAM
Standard Chartered Bank Cote d'Ivoire SA 23 Boulevard de la Republique 1 01 B.P. 1141 Abidjan 17 IVORY COAST
*WAEMU - BENIN, BURKINA FASO, GUINEA-BISSAU, IVORY COAST, MALI, NIGER, SENEGAL, TOGO*
Standard Chartered Bank Zambia Plc Standard Chartered House Cairo Road P.O. Box 32238 Lusaka 10101 ZAMBIA
ZAMBIA
Stanbic Bank Zimbabwe Limited Stanbic Centre, 3rd Floor 59 Samora Machel Avenue Harare ZIMBABWE
*ZIMBABWE*